Exhibit 1.1

25,000,000 Shares

FMSA HOLDINGS INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

October 2, 2014

October 2, 2014

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue

New York, NY 10152

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

The shareholders named in Schedule I hereto (the “Selling Shareholders”) of FMSA Holdings Inc., a Delaware corporation (the “Company”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 25,000,000 shares of common stock, par value $0.01, of the Company (the “Firm Shares”) with each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also propose to severally sell to the several Underwriters not more than an aggregate additional 3,750,000 shares of common stock, par value $0.01, of the Company (the “Additional Shares”) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of effectiveness, together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. “Applicable Time” means 5:05 p.m. (New York City Time) on October 2, 2014.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, or to the knowledge of the Company threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the time it became effective, complied and the Prospectus when it is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, on the date of this Agreement, on the Closing Date and on each Option Closing Date, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) as of the Applicable Time, each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) when it is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, the Prospectus and any amendment or supplement thereto and on the date of this Agreement, on the Closing Date and on each Option Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, with respect to clauses (i), (iii) and (iv), to the extent that such contravention would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or a material adverse effect on the ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as have been satisfied or waived.

(q) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(r) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the

applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(s) (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria)

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(t) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material adverse change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(u) The Company and its subsidiaries have good and marketable title to all real property and personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(v) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(y) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(bb) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(cc) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(dd) The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than Morgan Stanley& Co. LLC, to engage in Testing-the-Waters Communications. The Company reconfirms that Morgan Stanley& Co. LLC, has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ee) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ff) The accountants who certified the financial statements and any supporting schedules included in the Registration Statement and the Time of Sale Prospectus are independent public accountants as required by the Securities Act and the applicable rules and regulations of the Commission thereunder and the PCAOB.

(gg) The financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified and all such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act and the applicable rules and regulations of the Commission thereunder. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects, in accordance with U.S. GAAP, the information required to be stated therein. The information in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Summary Historical Consolidated Financial and Operating Data” and “Selected Historical Consolidated Financial and Operating Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.

(hh) The information in the preliminary prospectus and the Prospectus under the captions “Risk Factors—Risks Related to Environmental, Mining and other Regulation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Regulation and Legislation,” “Business—Legal Proceedings,” “Business-Intellectual Property,” “Certain Relationships and Related Party Transactions,” “Shares Eligible for Future Sale,” “Description of Capital Stock,” “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” and the information in the Registration Statement under Items 14 and 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the Time of Sale Prospectus and the Prospectus of any other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(ii) The outstanding Shares to be sold by the Selling Shareholders to the Underwriters under this Agreement have been approved for listing, subject only to official notice of issuance, on the New York Stock Exchange (the “NYSE”).

(jj) The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(kk) Any statistical, demographic, market-related and similar data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Underwriters.

(ll) There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the preliminary prospectus or the Prospectus that have not been described as required.

(mm) There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts, commissions and other fees payable to the Underwriters in connection with the sale of the Shares to the Underwriters pursuant to this Agreement.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters as to itself only that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and American Stock Transfer & Trust Company LLC, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”), will not contravene (i) any provision of applicable law, or (ii) if such Selling Shareholder is not a natural person, the certificate of incorporation or by-laws (or similar organizational document) of such Selling Shareholder, or (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder except in the case of clauses (i), (iii) and (iv), for any such contraventions that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to perform its obligations under this Agreement, the Custody Agreement and the Power of Attorney, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency having jurisdiction over such Selling Shareholder is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement, or Power of Attorney of such Selling Shareholder, except for (i) such registrations, consents, approvals, authorizations, orders, or qualifications as have been, or prior to the Closing Date will be, obtained or made, (ii) the registration of the offer and sale of the Shares under the Securities Act and such registrations, consents, approvals, authorizations, orders, or qualifications as may be required under the Exchange Act, the securities or Blue Sky laws of the various states or the rules of FINRA in connection with the offer and sale of the Shares, (iii) such registrations, consents, approvals, authorizations, orders, or qualifications that, if not obtained, would not reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement and (iv) as described in the Registration Statement and the Time of Sale Prospectus.

(c) If such Selling Shareholder is not a natural person, such Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

(d) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances (other than those created by this Agreement, the Custody Agreement, the Power of Attorney) and the legal right and power to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(e) This Agreement, the Custody Agreement and the Power of Attorney, in each case to the extent such Shareholder is a party thereto, have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder in accordance with their respective terms subject in each case to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(f) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g) Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(h) Such Selling Shareholder, if such Selling Shareholder is the Chief Executive Officer or the Chief Financial Officer of the Company, has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(i) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus, as amended or supplemented, will not contain as of its date and, as then amended and supplemented, if applicable, as of the date that any Additional Shares are delivered by such Selling Shareholder to the Underwriters in accordance with this Agreement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(i) are limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by such Selling Shareholder consists of the name of such Selling Shareholder, the number of offered shares, the address, beneficial ownership information with respect to such Selling Shareholder (excluding percentages) and such other information (excluding percentages) with respect to such Selling Shareholder which appear in the Time of Sale Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to each Selling Shareholder, the “Selling Shareholder Information”).

(j) The Shares to be sold by such Selling Shareholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Shares other than pursuant to this Agreement.

(k) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that constitutes or would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l) There is no broker, finder or other party that is entitled to receive from such Selling Shareholder any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement

(m) Such Selling Shareholder will not directly or indirectly use the proceeds from the sale of Shares by such Selling Shareholder pursuant to this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary (if any), joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

3. Agreements to Sell and Purchase. Upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, each Selling Shareholder hereby agrees, severally and not jointly, to sell to the several Underwriters the number of Firm Shares set forth opposite its name on Schedule I hereto, and each Underwriter hereby agrees, severally and not jointly, to purchase from such Selling Shareholder at $15.16 a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriters up to the number of Additional Shares set forth opposite such Selling Shareholder’s name on Schedule I hereto, and the Underwriters shall have the right to purchase, severally and not jointly, up to 3,750,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of at least two of Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Barclays Capital Inc. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (c) the issuance by the Company of shares of Common Stock in connection with any strategic acquisition provided, that the aggregate number of shares of Common Stock that the Company may issue or agree to issue pursuant to this clause (c) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (determined on a fully-diluted basis and as adjusted for stock splits, stock dividends and other similar events after the date hereof); and provided further, that each recipient of such Common Stock agrees to sign a lock-up letter substantially in the form attached hereto with respect to the remaining portion of the Restricted Period.

If at least two of Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Barclays Capital Inc., in the sole discretion of each, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(k) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $16.00 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.456 a share under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October 8, 2014, or at such other time on the same or such other date as shall be determined by agreement between you and the Company. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company’s transfer agent in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date as shall be determined by agreement between you and the Company.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 pm (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date from each Selling Shareholder a certificate, dated the Closing Date and signed by such Selling Shareholder, to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement with respect to itself only are true and correct as of the Closing Date and that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions to be performed or satisfied hereunder by such Selling Shareholder on or before the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., outside counsel for the Company, dated the Closing Date, to the effect that:

(i) the Company is validly existing as a corporation and in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Time of Sale Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule IV, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(ii) each subsidiary of the Company listed on Schedule IV is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its formation, with the corporate, limited liability company or partnership power and authority, as applicable, to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to do business and is in good standing in each jurisdiction listed on Schedule IV, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(iv) the shares of outstanding Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable;

(v) this Agreement has been duly authorized, executed and delivered by the Company;

(vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel’s knowledge, any agreement that is filed as an exhibit to the Registration Statement or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

(vii) the statements relating to legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the captions “Business—Regulation and Legislation,” Description of Capital Stock” and “Shares Eligible for Future Sale” and (B) the Registration Statement in Item 14, in each case fairly summarize in all material respects such matters, documents or proceedings;

(viii) The statements made in each of the Time of Sale Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations For Non-U.S. Holders,” insofar as they purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(ix) The Company is not, and, after giving effect to the offering and sale of the Shares pursuant to the terms of this Agreement and application of the net proceeds thereof as described in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds,” will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended; and

(x) (A) in the opinion of such counsel, the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data or sand reserve information derived from the report of GZA, GeoEnvironmental, Inc. included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data and sand reserve information derived from the report of GZA, GeoEnvironmental, Inc. included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data or sand reserve information derived from the report of GZA, GeoEnvironmental, Inc. included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data or sand reserve information derived from the report of GZA, GeoEnvironmental, Inc. included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xi) to such counsel’s knowledge there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(e) The Underwriters shall have received on the Closing Date an opinion of David Crandall, general counsel of the Company, date the Closing Date, to the effect that:

(i) all of the issued shares of capital stock of each subsidiary of the Company listed on Schedule IV are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware as of October 8, 2014 or (B) otherwise known to him, without independent investigation other than those created or arising under the DGCL, the DRULPA, or the Delaware LLC Act; and

(ii) after due inquiry, he does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

(f) The Underwriters shall have received on the Closing Date an opinion of Whalen LLP, counsel for the Selling Shareholders (other than ASP FML Holdings, LLC), dated the Closing Date, to the effect that:

(i) this Agreement has been duly authorized by each Selling Shareholder that is an entity and duly executed and delivered by or on behalf of each Selling Shareholder;

(ii) a Power of Attorney and a Custody Agreement have been duly authorized by each Selling Shareholder that is an entity and duly executed and delivered by each Selling Shareholder and constitute valid and binding agreements of each Selling Shareholder in accordance with their terms.

(iii) no consent, approval, authorization or order of, any court or governmental agency or body is necessary to be obtained for the execution and delivery by the Selling Shareholders of this Agreement and the Custody Agreement, Powers of Attorney or the sale and delivery of the Shares to be sold by the Selling Shareholders pursuant to this Agreement, except as such as (A) have been obtained under the Securities Act, (B) may be required under state or foreign securities or Blue Sky laws or the Financial Industry Regulatory Authority (“FINRA”), and/or (C) may have been otherwise obtained;

(iv) upon payment for the Shares to be sold by the Selling Shareholders, delivery in the State of New York of such Shares, as directed by you, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to your securities accounts (assuming that neither DTC nor you has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“NY UCC”) to such Shares)), (A) DTC will be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the NY UCC, (B) under Section 8-501 of the NY UCC, you will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the NY UCC, to such Shares may be successfully asserted against any of you with respect to such security entitlement; and

(v) the sale of the Shares to be sold by each Selling Shareholder pursuant to the terms of this Agreement and the compliance by each Selling Shareholder with all of the provisions of a Power of Attorney and a Custody Agreement and the consummation of the transactions therein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under the Fourth Amended and Restated Stockholders’ Agreement effective as of October 8, 2014, by and among the Company and the persons and entities named therein (in the form as filed with the Registration Statement, (b) result in any violation of the provisions of the charter or bylaws of any Selling Shareholder that is a corporation, or the charter or the constituent documents of any Selling Shareholder that is a partnership or limited liability company, or (c) result in a violation of any order known to us or any statute, law, rule or regulation (which in our experience is typically applicable to the transactions contemplated by this Agreement, a Power of Attorney and a Custody Agreement) of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder, except in the case of clause (a) or (c), for such conflicts, breaches, violations or defaults as would not reasonably be expected to impair in any material respect the ability of such Selling Shareholder to fulfill its obligations under this Agreement, a Power of Attorney and a Custody Agreement.

(g) The Underwriters shall have received on the Closing Date an opinion of Kaye Scholer LLP, counsel for ASP FML Holdings, LLC, dated the Closing Date, to the effect that:

(i) this Agreement has been duly authorized, executed and delivered by ASP FML Holdings LLC;

(ii) no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body of the federal government of the United States of America or of the State of New York is required to be obtained by ASP FML Holdings LLC for the sale of the Shares to be sold by ASP FML Holdings LLC to you pursuant to this Agreement, under the federal laws of the United States of America and the laws of the State of New York which, in each case, in the exercise of customary professional diligence, would reasonably be recognized as applicable to ASP FML Holdings LLC with respect to the transactions contemplated by this Agreement and the Delaware LLC Act (collectively, the “Opining Laws”);

(iii) upon payment to ASP FML Holdings LLC of the purchase price for the Shares to be sold by ASP FML Holdings LLC as provided in this Agreement, delivery of such Shares, as directed by you, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to “securities accounts” (as defined in Section 8-501(a) of the NY UCC) of the underwriters, (i) under Section 8-501 of the NY UCC, you will acquire a “security entitlement” (within the meaning of Section 8-501 of the NY UCC) in respect of such Shares and (ii) no action based on any “adverse claim” (as defined in Section 8 102 of the NY UCC) to such Shares may be successfully asserted against you with respect to such security entitlement to the extent your rights are governed by Article 8 of the UCC; and

(iv) the execution and delivery of this Agreement by ASP FML Holdings LLC and sale of the Shares to be sold by ASP FML Holdings LLC pursuant to the terms of this Agreement will not (a) breach or constitute a default under the Fourth Amended and Restated Stockholders’ Agreement effective as of October 8, 2014, by and among the Company and the persons and entities named therein (in the form as filed with the Registration Statement, (b) violate the certificate of formation or the limited liability company agreement of ASP FML Holdings LLC, or (c) violate any of the Opining Laws, except in the case of clause (a) or (c), for such conflicts, breaches, violations or defaults as would not reasonably be expected to impair in any material respect the ability of ASP Holdings LLC to fulfill its obligations under this Agreement.

(h) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(d)(iv), 6(d)(v),and 6(d)(x) above and to the effect that the statements relating to legal matters, documents or proceedings included in the Time of Sale Prospectus and the Prospectus under the caption “Underwriting” fairly summarize in all material respects such matters, documents or proceedings.

With respect to Section 6(d)(x) above, Vinson & Elkins L.L.P. and Latham & Watkins LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of Vinson & Elkins L.L.P., David Crandall, Whalen LLP and Kaye Scholer LLP described in Sections 6(d)-6(g) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from GZA, GeoEnvironmental, Inc. stating the conclusions and findings of such firm with respect to the Company’s estimated sand reserves as is customary to underwriters in connection with registered offerings

(k) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the Selling Shareholders and certain other shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(l) The Underwriters shall have received on each of the date hereof and Closing Date a certificate, dated the date hereof or the Closing Date, as the case may be in form and substance satisfactory to the Underwriters, signed by the chief executive officer of the Company, to the effect that the financial information as of and for the year ended December 31, 2009 of the Company set forth in the Time of Sale Prospectus and the Prospectus under the captions “Summary—Summary Historical Consolidated Financial and Operating Data” and “Selected Historical Consolidated Financial and Operating Data” presents fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the year ended December 31, 2009 and has been compiled on a basis substantially consistent with the Company’s audited 2009 financial statements.

(m) At the Closing Date and each Option Closing Date, if any, the Shares to be purchased by the Underwriters at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(n) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) a certificate from each Selling Shareholder that is delivering Additional Shares on the Option Closing Date in accordance with this Agreement, dated the Option Closing Date and signed by such Selling Shareholder, confirming that the certificate delivered by such Selling Shareholder on the Closing Date pursuant to Section 6(c) hereof remains true and correct as of such Option Closing Date;

(iii) an opinion of Vinson and Elkins LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv) an opinion of David Crandall, general counsel of the Company, dated the Option Closing Date relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof

(v) an opinion of Whalen LLP, outside counsel for the Selling Shareholders (other than ASP FML Holdings, LLC), dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(vi) an opinion of Kaye Scholer LLP, outside counsel for ASP FML Holdings, LLC, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof;

(vii) an opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(h) hereof;

(viii) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(i) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(ix) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from GZA, GeoEnvironmental, Inc., substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(j) hereof

(x) a certificate, dated the Option Closing Date and signed by the chief executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(l) hereof remains true and correct as of such Option Closing Date and

(xi) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) If any Seller is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(j) The Company will promptly notify Morgan Stanley& Co. LLC if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 3.

(k) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify Morgan Stanley& Co. LLC and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission

(l) The Company will use its best efforts to effect the listing of the Securities on the NYSE as and when required by this Agreement.

8. Covenants of the Sellers. Each Seller, severally and not jointly, covenants with each Underwriter with respect to itself only as follows:

(a) Each Seller will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations and the obligations of the Selling Shareholders under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, provided that the Company’s obligations under this clause (iii) shall not exceed $20,000, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (including related fees and disbursements of counsel to the Underwriters), provided that the Company’s obligations under this clause (iv) relating to fees and disbursements of counsel to the Underwriters shall not exceed $30,000, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange and other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Shares.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless (i) each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show (as defined in Rule 433 under the Securities Act), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only with respect to untrue statements or omissions made in reliance upon and in conformity with the Selling Shareholder Information. The Selling Shareholders shall not be obligated to indemnify or hold harmless any Underwriter pursuant to this paragraph insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission (i) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (ii) not made in reliance upon and in conformity with the Selling Shareholder Information. The aggregate liability of each Selling Shareholder under the indemnification provisions contained in this paragraph and the contribution provisions contained in paragraph 11(e) shall be limited to an amount equal to the aggregate Public Offering Price (less underwriting discounts and commissions) of the Shares sold by such Selling Shareholder under this Agreement (with respect to each Selling Shareholder, the “Selling Shareholder Proceeds”).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley& Co. LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses but after deducting underwriting discounts and commissions) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the aggregate liability of any Selling Shareholder under this Section and Section 11(b) exceed the limit setforth in Section 11(b). The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the reasonably incurred fees and disbursements of their counsel) incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. If this agreement is terminated pursuant to this Section 13 by reason of the default of one or more Underwriters, neither the Company nor the Selling Shareholders shall be obligated to reimburse any Underwriter for any such expenses.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and (a) if to the Underwriters, shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, to Wells Fargo Securities, 375 Park Avenue, New York, New York 10152, Attention of Equity Syndicate (Fax: (212) 214-5918), to Barclays Capital Inc., 745 Seventh Avenue, New York, New York

10019, Attention: Syndicate Registration (Fax: (646) 834-8133); (b) if to the Company, shall be delivered, mailed or sent to 8834 Mayfield Road, Chesterland, Ohio, 44026 and (c) if to the Selling Shareholders, shall be delivered, mailed or sent to them to ASP FML Holdings, LLC, c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, New York 10171 (Fax: (212) 697-5524) and in care of Whalen LLP, 19000 MacArthur Boulevard, Suite 600, Irvine, CA 926512.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

FMSA Holdings Inc.

By:	/s/ Christopher Nagel
Name: Christopher Nagel
Title: Chief Financial Officer

[Underwriting Agreement – FMSA Holdings Inc.]

ASP FML HOLDINGS, LLC

By:	ASP Manager Corp., its manager

By:	/s/ Eric Schondorf
Name: Eric Schondorf
Title: Vice President & Secretary

[Underwriting Agreement – FMSA Holdings Inc.]

The Selling Shareholders named in Schedule I hereto (other than ASP FML Holdings, LLC), acting severally

By:	/s/ David J. Crandall
Name:	David J. Crandall
Title:	Attorney-in Fact

[Underwriting Agreement – FMSA Holdings Inc.]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Barclays Capital Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ David Lederman
Name: David Lederman
Title: Vice President

By:	Wells Fargo Securities, LLC

By:	/s/ David Herman
Name: David Herman
Title: Director

By:	Barclays Capital Inc.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

[Underwriting Agreement – FMSA Holdings Inc.]

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
1. Stan Albaugh	14,042	0
2. Dianne Anderson	510	136
3. David Bach	4,148	0
4. Lee Ann Banas	1,190	0
5. Ladd Barber	19,040	646
6. Chuck Beard	340	0
7. Robert Bigbee	1,734	0
8. Glen C Blakley	1,190	0
9. Gail Bell Calfee	25,092	1,292
10. Chris Calhoun	24,990	0
11. Robert Carlson	14,110	0
12. Chaolley Limited Partnership	982,498	14,722
13. Charles D Fowler Declaration of Trust Charles D Fowler TTEE dtd 09/26/91	1,753,516	26,248
14. Roy Closs	2,108	0
15. ConJohn II LLC	462,162	107,270
16. Dana Cooper	6,562	0
17. David E Hills Revocable Trust David E Hills TTEE dtd 94 UA 6-10-94	9,792	170
18. Jenniffer Deckard	193,120	0
19. Joel Eaton	4,250	0
20. Charles R Emrick III	11,390	170
21. Jesus Espinoza	15,606	1,156
22. Jason R Fick	1,190	0
23. Joseph D Fodo	717,706	0
24. Four Cs Capital LLC	146,608	34,034
25. Earle Fowler	3,536	816
26. Dan Gelet	15,946	0
27. Gerald L Clancey Grantor Retained Annuity Trust No 1 dtd 12/21/2010	232,084	2,244
28. Gerald L Clancey Grantor Retained Annuity Trust No 2	53,278	0
29. Gerald L Clancey Grantor Retained Annuity Trust No 3	87,244	0
30. Gerald L Clancey Grantor Retained Annuity Trust No 4	87,244	0

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
31. Gerald L Clancey Grantor Retained Annuity Trust No 5 dtd 6/27/14	68,000	0
32. Gerald L Clancey Grantor Retained Annuity Trust No 6 dtd 6/27/14	68,000	0
33. Gerald L Clancey Grantor Retained Annuity Trust No 7 dtd 6/27/14	34,000	0
34. Gerald L Clancey Grantor Retained Annuity Trust No 8 dtd 6/27/14	34,000	0
35. Gerald L Clancey Grantor Retained Annuity Trust No 9 dtd 6/27/14	34,000	0
36. Dan Gerber	54,434	0
37. Shawn Gerber	1,190	0
38. Richard Giacobazzi	3,570	0
39. Bradley Goebel	16,082	0
40. Isaias Gomez	340	0
41. Rafael Gomez	4,114	0
42. Saul Ivan Gonzalez Rivera	238	0
43. Grand Sand LLC	390,422	5,848
44. Amy L Gray	71,502	16,592
45. Terry P Gwinn	20,332	2,584
46. Adam M Hartung	1,224	0
47. Robert Hauzie	158,848	4,318
48. Heidi M Cisan Revocable Heidi M Cisan TTEE u/t/a 3/29/11Trust	21,148	544
49. Matthew Hennick	1,190	0
50. Peter T Hills	25,500	0
51. Mike Hollenbeck	23,664	612
52. Lynn Andrew Hiser	5,814	0
53. Bryan K Hopkins	612	0
54. John Hurst	13,226	0
55. Penny L Iott	16,048	0
56. JR Bright TTEE Special Trust #2 f/b/o Carl J Tippit U/A dtd 10/15/1981	13,600	0
57. Lisa Jackson	18,870	0
58. Jane Conway Barber Declaration of TR Jane Conway Barber TTEE 3/2/95	222,870	51,748
59. Jenniffer D Deckard Family Trust Jenniffer D Deckard TTEE uad 2/28/2010	285,430	2,312

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
60. Abbey Jo Deckard Trust Jenniffer D Deckard TTEE	148,138	68
61. Connor John Deckard Trust Jenniffer Deckard TTEE	148,138	68
62. Kurt Jeppson	8,670	0
63. Anne C Juster Charitable Remainder UnT John A Marino TTEE dtd 5/15/01	847,076	17,000
64. Nick Johnson	3,468	0
65. Irrevocable Trust of Wayne T Williams	13,260	7,004
66. Victor L Kastner	612	0
67. Kelley Kerns	29,852	0
68. KeyBank NTL ASSN for University School u/a/d 07-24-06	18,598	680
69. William D Kidd Jr	27,540	2,448
70. Sherry Kim	1,156	0
71. Stephen E King III	118,388	27,506
72. Michael Kline	47,600	0
73. David Koloszar	4,250	0
74. Lori Krieger Hollander	30,600	0
75. Robert Larson	76,772	0
76. Damian Latta	7,854	0
77. Robert Ledyard	34,204	0
78. Beth Lestock	408	0
79. Kristin Lewis	7,004	0
80. Maureen P Lynn	125,426	4,046
81. Anthony Madormo	578	0
82. Mary F Conway Declaration of Trust Mary F Conway TTEE dtd 12/13/1980	4,420	20,264
83. Bruce McBrian	3,026	442
84. Elizabeth H McChesney	15,028	102
85. Thomas J McCoy	612	0
86. Timothy G McMillin	4,216	0
87. Vinay Mehta	3,502	0
88. Anastasios Melisaris	544	0
89. Scott A Meyer	6,358	0
90. John Minor	1,190	0
91. Christopher Nagel	14,586	0
92. James W Ogle	3,740	136

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
93. Janet C Ogle	3,740	136
94. Karen A Ogle	3,740	136
95. Megan E Ogle	3,740	136
96. Richard N Ogle	39,338	1,156
97. Patrick R Okell	243,848	0
98. Marco Ortega	4,114	0
99. Peggy Pangrcic	1,224	34
100. Peak Eight II LLC	346,834	80,512
101. Peak Eight LLC	142,834	33,150
102. Peter F Conway Declaration Trust Peter F Conway TTEE dtd 1/16/95	137,054	31,824
103. David A Peterson Jr	21,726	0
104. Michelle Pezanoski	83,130	2,516
105. Calfee Halter Griswold Profit Share Tr PNC Bank, NA TTEE fbo C R Emrick Jr	13,702	1,360
106. Marcus Polancic	1,190	0
107. Nicole Rafferty	1,836	0
108. Ron Ramacci	1,224	0
109. Dale Randolph	23,120	0
110. Victor M Rios	1,190	0
111. Ryan Ross	170	0
112. Mark Schiefelbein	1,598	0
113. Steven Schilling	3,944	0
114. Ryan Schwark	1,190	0
115. Jack A Showen	6,902	0
116. Richard Smith	918	0
117. Van Smith	78,200	3,638
118. Reginald L Stover	13,838	0
119. Jann Talley	4,216	0
120. The Sand-Fair Foundation	112,200	0
121. Stephen E King III Grantor Retained Annuity Trust No 1 John Marino TTEE	15,164	3,536
122. Stephen E King III Irrevocable Trust fbo CKing dtd 12/14/11 Shaun King TTEE	7,854	1,836
123. Stephen E King III Irrevocable Trust fbo JKing dtd 12/14/11 Shaun King TTEE	7,854	1,836
124. Stephen E King III Irrevocable Trust fbo SEKing dt 12/14/11 Shaun King TTEE	7,854	1,836

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
125. Michael C Thompson	7,854	1,836
126. Patricia M Thompson	4,658	1,088
127. William H Thompson	34,952	8,126
128. Greg Tordoff	27,030	0
129. Kevin Traun	578	0
130. TurtleCo II LLC	466,514	108,290
131. Alan Van Zeeland	6,936	0
132. Sharon Van Zeeland	39,440	204
133. Virginia T Cronin Restatement of Trust Virginia T Cronnin TTEE dtd 7-27-1998	10,200	0
134. Alexander McAfee Grantor Retained AnTr W Andrew McAfee TTEE dtd 2-25-13	8,976	238
135. Alexander McAfee Grantor Retained AnTr W Andrew McAfee TTEE dtd 4-22-14	133,586	3,468
136. Alexander McAfee Grantor Retained AnTr W Andrew McAfee TTEE dtd 11-12-12	121,890	3,162
137. W Hayden Thompson Trust UAD 10/29/75 William H Thompson TTEE	23,324	5,406
138. Wayne L Washkowiak	1,190	0
139. Caroline Emrick Weingart	11,390	170
140. Anders West	1,802	0
141. William Andrew McAfee 2012 Trust William Andrew McAfee TTEE	11,934	0
142. Conway Family Trust dtd 10/11/95 William T and Amy J Conway TTEES	143,718	33,388
143. David W Williams	20,400	0
144. Wayne Williams	15,368	8,126
145. Michelle Woodward	1,190	0
146. Huaxiang Yang	306	0
147. Fairmount Minerals Ltd Stock Bonus Trust Plan	1,204,892	63,818
148. Fairmount Minerals Foundation	1,598	374
149. Julie Kinney	1,224	0
150. ASP FML Holdings LLC	13,106,256	2,995,438

Total:	25,000,000	3,750,000

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	7,154,464
Wells Fargo Securities, LLC	5,152,645
Barclays Capital Inc.	4,580,288
Goldman, Sachs & Co.	1,187,500
Jefferies LLC	1,187,500
J.P. Morgan Securities LLC	1,187,500
KeyBanc Capital Markets Inc.	1,187,500
RBC Capital Markets, LLC	1,187,500
Robert W. Baird & Co. Incorporated	310,729
Cowen and Company, LLC	310,729
PNC Capital Markets LLC	310,729
Raymond James & Associates, Inc.	310,729
Scotia Capital (USA) Inc.	310,729
Simmons & Company International	310,729
Tudor, Pickering, Holt & Co. Securities, Inc.	310,729

Total:	25,000,000

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued September 22, 2014

2.	Pricing Information:

(a)	Price to the Public: $16.00 per share

(b)	Number of Firm Shares: 25,000,000

III-1

SCHEDULE IV

SUBSIDIARIES

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Fairmount Santrol Inc.	Delaware	Ohio

Technisand, Inc.	Delaware	Colorado, Ohio, Texas, Illinois, Michigan, Louisiana, Montana, Oklahoma and West Virginia

Wisconsin Industrial Sand Company, LLC	Delaware	Wisconsin

Wedron Silica Company	Delaware	Illinois and Colorado

FML Sand, LLC	Delaware	Missouri, Texas and Wisconsin

IV-1

FORM OF LOCK-UP LETTER

_____________, 2014

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Barclays Capital Inc.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, NY 10152

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Barclays Capital Inc. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with FMSA Holdings Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) through a registration statement on Form S-1 (the “Registration Statement”) by the several Underwriters, including the Representatives (the “Underwriters”), of 25,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 (as the same may be reclassified and/or subject to a stock split prior to closing of the Public Offering (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of two of the three Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the Shares to be sold under the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (c) transfers of shares of Common Stock or any security convertible into Common Stock (i) to an immediate family member (defined as a person related to the undersigned by any relationship by blood, marriage, domestic partnership or adoption no more remote than a first cousin) of the undersigned, (ii) by will, other testamentary document or intestate succession, or (iii) as a bona fide gift, or (d) transfers or distributions of shares of Common Stock or any security convertible into Common Stock to affiliates of the undersigned, including current or former partners, members, managers stockholders or other principals (or to the estates of any of such persons) of the undersigned, or distributions or transfers of shares of Common Stock or any security convertible into Common Stock to a person or entity controlled by, controlling or under common control or management with the undersigned or to the partners, members, managers, stockholders or other principals of such person or entity (or to the estates of any of such persons); provided that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each donee, distributee or other transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period (other than a Form 5 made when required or to the extent any such filing under Section 16(a) of the Exchange Act indicates that such transfer or distribution did not involve a disposition for value), (e) transfers to the Company of shares of Common Stock or any security convertible into or exercisable for Common Stock in connection with (i) the termination of service of an employee or other service provider pursuant to agreements that provide the Company with an option to repurchase such shares, or (ii) agreements that provide the Company with a right of first refusal with respect to transfers of such shares, provided that, in each case, no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period (other than a Form 5 made when required or to the extent any such filing under Section 16(a) of the Exchange Act indicates that such transfer or distribution did not involve a disposition for value), (f) transfers of shares of Common Stock or any security convertible into Common Stock to the Company in connection with the exercise of options or warrants granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof and disclosed in the prospectus or the exercise of such options or warrants on a “cashless” basis, including any such transfer for the purpose of satisfying any tax or other governmental withholding obligation; provided that (i) for any options that expire during the Restricted Period and in which case the Company is unable to transfer shares for the purposes of satisfying any tax or other governmental withholding obligation, the restrictions contained in this Lock-Up Letter shall not apply to shares sold for that purpose, and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period (other than a

Form 5 made when required or to the extent any such filing under Section 16(a) of the Exchange Act indicates that such transfer or distribution did not involve a disposition for value), (g) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided that the restrictions contained in this Lock-up Letter shall apply to the shares of Common Stock issued upon such exercise or conversion, (h) the transfer of shares of Common Stock or any security convertible into Common Stock that occurs by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement, provided that (i) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period (other than a Form 5 made when required or to the extent any such filing under Section 16(a) of the Exchange Act indicates that such transfer or distribution did not involve a disposition for value) and (ii) any such receiving party shall, upon transfer of the Common Stock, agree to be bound by the terms of this Lock-Up Letter to the same extent as if the receiving party were a party hereto, (i) in the event of undue hardship, any transfer of shares after notice to, and with the prior written consent (not to be unreasonably withheld) of two of the three Representatives, (j) any demands or requests for, the exercise of any right with respect to, or the taking of any action in preparation for, the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the undersigned’s shares of Common Stock; provided that (i) no transfer of the undersigned’s shares of Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s shares of Common Stock during the Restricted Period and (ii) no public announcement of the demand or request shall be made prior to the expiration of the Restricted Period, (k) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, at least two of the three Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by two of the three Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This letter agreement shall be governed by the laws of the State of New York.

This letter agreement shall lapse and become null and void upon the earlier to occur, if any, of (i) the date upon which the Company provides the Representatives with written notice that it does not intend to proceed with the Public Offering, provided that such written notice is delivered prior to the execution of the Underwriting Agreement and (ii) the date the Company files an application to withdraw the registration statement related to the offering, (iii) the date upon which the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated, provided that such termination occurs prior to payment for and delivery of the Common Stock, and (iv) February 28, 2015, if the Public Offering has not been completed and the Underwriting Agreement has not been executed by such date.

IN WITNESS WHEREOF, the undersigned has executed this letter agreement effective as of the date first set forth above.

Very truly yours,

(Name)

(Address)

FORM OF WAIVER OF LOCK-UP

_____________, 2014

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by FMSA Holdings, Inc. (the “Company”) of 25,000,000 shares of common stock, of the Company and the lock-up letter dated October 2, 2014 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated         , 20    , with respect to          shares of common stock (the “Shares”).

[Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Barclays Capital Inc.] each hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective         , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours, [Morgan Stanley & Co. LLC]

By:
Name:
Title:

B-1

[Wells Fargo Securities, LLC]

By:
Name:
Title:

[Barclays Capital Inc.]

By:
Name:
Title:

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto cc: Company

Very truly yours,

(Name)

(Address)

B-2

FORM OF PRESS RELEASE

FMSA Holdings, Inc.

[Date]

FMSA Holdings, Inc. (the “Company”) announced today that [Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Barclays Capital Inc.], as lead book-running managers in the Company’s recent public sale of 25,000,000 shares of common stock are [waiving][releasing] a lock-up restriction with respect to              shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

C-1